Mondee Announces Receipt of Nasdaq Delist Determination Notice

AUSTIN, Texas, November 29, 2024 - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a leading travel marketplace and artificial intelligence (AI) technology company, announced today that the Company received a letter from the Listing Qualifications Department (the "Staff") of The Nasdaq Stock Market LLC ("Nasdaq") issuing a Staff determination (the "Staff Determination") on November 27, 2024 after the Company informed the Staff that it would not contest a delisting of its Common Stock.

The Staff Determination noted that based on Staff’s review and the Form 8-K filed on November 26, 2024 (the “Form 8-K”), they have determined to delist the Company’s securities from The Nasdaq Stock Market. The Form 8-K stated that, “On November 25, 2024, the Company's Board of Directors (the “Board”) determined that the Company does not plan to submit a plan to regain compliance with NASDAQ rules and does not plan to appeal NASDAQ’s subsequent delisting of its Common Stock from NASDAQ.” The Company’s referenced Form 8-K was in response to Nasdaq’s original notice that the Company did not comply with Nasdaq’s filing requirements for continued inclusion set forth in Listing Rule 5250(c)(1) because it had not yet filed its Form 10-Q for the period ended September 30, 2024.

Accordingly, the Company’s securities will be delisted from The Nasdaq Stock Market. Trading of the Company’s common stock will be suspended at the opening of business on December 6, 2024 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

This announcement is made in compliance with the Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a notification of deficiency.

The delisting does not impact the Company’s business operations. The Company continues to support its customers, partners, and suppliers.

About Mondee Holdings, Inc. and Subsidiaries

Established in 2011, Mondee is a leading travel marketplace and artificial intelligence (AI) technology company with its headquarters based in Austin, Texas. The Company operates 21 offices globally across the United States and Canada, Brazil, Mexico, India, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. Available both as an app and through the web, the Company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Mondee Marketplace includes access to Abhi, one of the most powerful and fully integrated AI travel planning assistants in the market. Mondee’s network and marketplace include approximately 65,000 travel experts, 500+ airlines, and over one million hotels and vacation rentals, 30,000 rental car pickup locations, and 50+ cruise lines. The Company also offers packaged solutions and ancillary offerings that serve its global distribution. On July 19, 2022, Mondee became publicly traded on the Nasdaq Global Market under the ticker symbol MOND.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “could,” “may,” “expect,” “intend,” “potential,” “plan,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, retain management and key employees, and maintain relationships with our distribution network and suppliers, the ability of the Company to maintain compliance with Nasdaq’s listing standards, the expected changes to the Company’s capital structure, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the three months ended June 30, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.